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                                                                     EXHIBIT 4.3

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is made and entered into as of July 14, 2000, by and between The Shaw Group Inc., a Louisiana corporation (the "Company"), and Stone & Webster, Incorporated, a Delaware corporation ("S&W" and, together with its subsidiaries set forth on the signature page hereto, the "Holders" and each, a "Holder").

         This Agreement is made pursuant to that certain Asset Purchase Agreement, dated as of July 14, 2000, between the Company and S&W (as amended from time to time, the "Purchase Agreement"). In order to induce S&W to enter into the Purchase Agreement, the Company has agreed to provide the Holders the registration rights set forth in this Agreement. The execution and delivery of this Agreement by the Company and S&W is a condition to the closing of the transactions contemplated in the Purchase Agreement.

         The parties hereby agree as follows:

1.       Definitions

         All capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Purchase Agreement. In addition to any other terms defined in this Agreement, the following capitalized terms have the following meanings:

         Exchange Act: the Securities Exchange Act of 1934, as amended from time to time.

         Holders and Holder:  as defined in the preamble to this Agreement.

         NASD:  the National Association of Securities Dealers, Inc.

         Prospectus: the prospectus included in any Registration Statement, as amended or supplemented by any amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

         Registrable Securities: the 1,976,085 shares of Common Stock issued to the Holders pursuant to the Purchase Agreement (including the shares that are held in the Indemnity Deposit and the LC Deposit), and any Common Stock or other security issued or issuable with respect to such shares of Common Stock by reason of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization of the Company; provided, however, that a security ceases to be a Registrable Security when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of then outstanding Registrable Securities may be sold within a three-month period pursuant to Rule 144 (or any successor provision then in effect) promulgated under the Securities Act ("Rule 144"),
(iii) such Registrable Securities have been sold to a Person other than a Holder of Subsidiary or Affiliate thereof pursuant to Rule 144 or (iv) such Registrable Securities are transferred to a Person other than a Holder or Subsidiary or Affiliate thereof in accordance with Section 9(b).
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         Registration Statement: a registration statement covering the registration of Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement or Prospectus, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

         SEC: means the Securities and Exchange Commission.

         Securities Act: means the Securities Act of 1933, as amended.

         Underwritten Offering: a registration in which securities of the Company (including any Registrable Securities included therein) are sold to an underwriter or underwriters on a firm commitment or best efforts basis for reoffering to the public.

2.       Shelf Registration.

         (a) Filing and Effectiveness of Shelf Registration. As soon as practical after the Closing Date, but in no event later than the 45th day after the Closing Date, the Company shall file with the SEC a Registration Statement under the Securities Act for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities. The Company shall use its commercially reasonable efforts to cause the SEC to declare such Registration Statement to become effective as soon as possible after filing and, after it has been declared effective, to keep it continuously effective until the earlier of (i) one year after the SEC declares the Registration Statement effective (as such period may be extended pursuant to Section 2(b)), (ii) the date that all of the Registrable Securities covered by such Registration Statement have been sold and (iii) the date the Registrable Securities cease to be Registrable Securities (the earliest of such dates being hereinafter referred to as the "Termination Date").

         (b) Suspension of Effectiveness of Shelf Registration. If after the Registration Statement has become effective the Company furnishes to the Holders a certificate signed by the President of the Company that in the good faith judgment of the Board of Directors of the Company it would be detrimental to the Company or its stockholders for such Registration Statement to remain effective as long as such Registration Statement would otherwise be required to remain effective, because (i) such action would materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company, (ii) such action would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or
(iii)(A) disclosure is required in the Registration Statement of financial information of any person or entity other than the Company or its subsidiaries and affiliates pursuant to Article 3 or Article 11 of Regulation S-X under the Securities Act and (B) any of such required financial information (including related audit reports and consents of independent accountants) is not available to the Company after use of commercially reasonable efforts to obtain such financial information, the Company shall have the right to suspend such effectiveness for a period of not more than 90 days; provided, however, that the Company may not exercise this right more than twice; provided, further, however, that if the effectiveness of the Registration Statement is suspended pursuant to this provision, the period of such suspension shall be added to the end of the period that the Registration Statement would

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otherwise be required to be effective under this Agreement so that the aggregate period that the Registration Statement remains effective equals at least one year.

         (c) Road Show Support of Shelf Registration. The Company shall at its sole cost and expense make available such officers of the Company as the Holders and their financial advisor shall reasonably request in writing in advance to participate in "road show" presentations to potential purchasers of the Registrable Securities covered thereby. This participation shall include reasonable assistance in the preparation of materials and attendance at meetings of a nature as underwriters in an Underwritten Offering would reasonably require, but in no case shall participation in the actual road show presentations by officers of the Company exceed an aggregate of fifteen days.

3.       Piggyback Registration.

         (a) Notice and Issuance. If at any time prior to the Termination Date the Company proposes to register any of its equity securities, either for its own account or the account of a security holder or holders, other than (i) a registration solely for or in connection with employee benefit or incentive plans or (ii) pursuant to registrations on Form S-4 or any equivalent or successor form or otherwise in connection with any exchange offer, merger, sale of substantially all of the assets or other reorganization or recapitalization of the Company, the Company will:

                  (A) promptly give written notice (each, a "Notice of Registration") to each Holder of such proposed registration; and

                  (B) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting related to such registration, the amount the Registrable Securities specified in a written request (each, a "Piggyback Notice") made by any Holder within 20 days after receipt of the Notice of Registration.

         (b) Underwriting. The Company shall select the managing underwriter for any Underwritten Offering commenced pursuant to the terms of this Agreement. If the proposed registration for which the Company gives a Notice of Registration is an Underwritten Offering, the Company shall so advise the Holders in the Notice of Registration. In such event, each Holder's right to participate in the Underwritten Offering shall be conditioned upon such Holder's participation in the underwriting and the inclusion of such Holder's Registrable Securities in the Underwritten Offering to the extent provided herein. No Holder may participate in any Underwritten Offering hereunder unless, among other things, such Holder (i) enters into an underwriting agreement in customary form with the managing underwriter selected by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents and instruments required under the terms of such underwriting arrangements.

         (c) Cutback. Notwithstanding any other provision of this Agreement, if the managing underwriter in any Underwritten Offering determines in good faith that marketing factors require a limitation on the number of shares to be included in the Underwritten Offering, the Company shall be required to include in such offering:

                  (i) first, all of the securities of the Company;

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                  (ii) second, up to all of the Registrable Securities to be offered for the account of the Holders pursuant to Section 3(a), pro rata based on the relative amount of Registrable Securities then held by such Persons requesting inclusion in the Underwritten Offering; and

                  (iii) third, up to all of the other securities requested to be included in such Underwritten Offering, pro rata based on the relative amount of such securities then held by each security holder requesting inclusion in the Underwritten Offering.

         If, in the good faith judgment of a Holder, the terms of any Underwritten Offering differ materially from the customary terms and conditions for such an Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any Registrable Securities so withdrawn shall not be transferred in a public distribution by the applicable Holders prior to 90 days after the effective date for the registration statement relating to the Underwritten Offering, or such shorter period of time as the Company or the managing underwriter may require.

         (d) Right to Terminate Registration. The Company may terminate or withdraw any registration initiated by it pursuant to Section 3(a) prior to the effectiveness of such registration, whether or not any Holder shall have requested inclusion of Registrable Securities in such registration; provided that such termination or withdrawal shall not relieve the Company of its obligations under Section 2.

4.       Hold-Back Agreements.

         (a) Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities covered by a Registration Statement filed pursuant to Section 2(a) or Section 3(a) hereof agrees, if requested by the Company or the managing underwriters in an Underwritten Offering, not to effect any sale or other distribution of equity securities of the Company, including any sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Offering), during the 30-day period prior to, and during the 90-day period beginning with, the effectiveness of such Registration Statement, or any greater time period reasonably requested by the managing underwriters in an Underwritten Offering, to the extent timely notified in writing by the Company or the managing underwriters.

         (b) Restrictions on Sale of Equity Securities by the Company. To the extent timely requested by the managing underwriters in an Underwritten Offering, the Company agrees not to effect any offer, sale or other distribution of its equity securities, including a sale pursuant to Regulation D under the Securities Act, during the 30-day period prior to, and during the 90-day period beginning with, the effectiveness of a Registration Statement filed under
Section 2(a), or any greater time period reasonably requested by the managing underwriters in an Underwritten Offering (except as part of such Underwritten Offering or pursuant to registrations on Forms S-4 or S-8 or any successor forms or otherwise in connection with any exchange offer, merger, sale of substantially all assets or other reorganization or recapitalization of the Company or the issuance of securities in connection with employee stock options, stock awards or other employee benefit plans).

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5. Registration Procedures. In connection with the Company's registration obligations hereunder and except as otherwise provided herein or permitted hereunder, the Company will use its commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will use its commercially reasonable efforts to as expeditiously as possible:

         (a) prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies or which counsel for the Company deems appropriate for the proposed registration and which form is available for the sale of the Registrable Securities in accordance with the intended method of distribution; cooperate and assist in any filings required to be made with the NASD; and cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company will furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such Holders and any underwriters, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the Holders of the Registrable Securities covered by such Registration Statement or any such underwriters shall reasonably object;

         (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the duration required under this Agreement; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the Holders thereof set forth in such Registration Statement, as amended, or Prospectus or supplement thereto;

         (c) notify the selling Holders of Registrable Securities and the managing underwriters, if any, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;
(iv) if at any time the representations and warranties of the Company contemplated by paragraph (k) below cease to be true and correct in any material respect; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (vi) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

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         (d) obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

         (e) if requested by the managing underwriter or underwriters in connection with an Underwritten Offering, incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters reasonably believe should be included therein relating to the plan of distribution of such Registrable Securities, including, without limitation, information with respect to (i) the principal amount of Registrable Securities being sold to the underwriters, (ii) the purchase price being paid and (iii) all other material terms of the Underwritten Offering; and make all required filings of any Prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

         (f) furnish to each selling Holder of Registrable Securities and each managing underwriter, upon request and without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

         (g) deliver to each selling Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

         (h) prior to any public offering of Registrable Securities, register or qualify or cooperate with any underwriters and the selling Holders of Registrable Securities, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any underwriter or selling Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not already subject;

         (i) cooperate with any managing underwriters and the selling Holders of Registrable Securities to (i) facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold that do not bear restrictive legends and (ii) enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

         (j) upon the occurrence of any event contemplated by paragraph (c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or the related

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Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

         (k) enter into such agreements and take all such other actions necessary to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not the registration is an Underwritten Offering (i) make such representations and warranties to any underwriters and the Holders of such Registrable Securities in form, substance and scope as are customarily made by issuers to underwriters in primary Underwritten Offerings; (ii) obtain opinions of counsel to the Company and updates thereof addressed to any underwriters and each selling Holder covering the matters customarily covered in opinions requested in Underwritten Offerings;
(iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to any underwriters and the selling Holders of Registrable Securities, such letters to be in customary form and covering matters customarily addressed in "cold comfort" letters to underwriters in connection with primary Underwritten Offerings; and (iv) deliver such documents and certificates as may be requested by any managing underwriters and the Holders of a majority of the Registrable Securities being sold to evidence compliance with clause (j) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

         (l) make available for inspection by a representative of any underwriter participating in any Underwritten Offering or the Holders of a majority of the Registrable Securities being registered therein, and any attorney or accountant retained by such underwriters or selling Holders, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required pursuant to a judicial or administrative order;

         (m) comply with all applicable rules and regulations of the SEC and the relevant state blue sky commissions; and make available to the Company's security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and covering a period of 12 months, beginning within three months after the effective date of the Registration Statement; and

         (n) cause all such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed, provided that the applicable listing requirements are satisfied.

         The Company may require each selling Holder of Registrable Securities to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may from time to time request in writing.

         Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind

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described in Section 5(j) hereof, such Holder will forthwith discontinue disposition of its Registrable Securities until such Holder receives copies of the supplemented or amended Prospectus contemplated by Section 5(j) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and receives copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives such a notice, the time periods regarding the maintenance of the effectiveness of any Registration Statement filed pursuant to Section 3(a) hereof will be extended by the number of days from the date the Company notifies the applicable Holders pursuant to Section 5(c)(vi) through the date when each Holder of Registrable Securities covered by such Registration Statement receives either the copies of the supplemented or amended prospectus contemplated by Section 5(j) hereof or the Advice.

6.       Registration Expenses.

         All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters or selling Holders in connection with blue sky qualifications of the Registrable Securities), printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or legal expenses of any Person other than the Company), securities acts liability insurance if the Company so desires and fees and expenses of other Persons retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company. The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities to be registered on any securities exchange on which the Common Stock is then listed and the fees and expenses of any Person retained by the Company. The Holders of Registrable Securities shall pay the reasonable fees and disbursements of legal counsel and other Persons retained by them and the portion of the discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities.

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7.       Indemnification and Contribution.

         (a) Indemnification by Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, its officers, directors and employees and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, costs, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon any information furnished in writing to the Company by any Holder expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary Prospectus or included in a Registration Statement if (i) any Holder, being obligated to do so, fails to deliver a copy of the Prospectus prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense after the Company had furnished such Holder with a sufficient number of copies of the same and (ii) the Prospectus corrected such untrue statement or omission; and provided, further, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, cost, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and the Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense after the Company had furnished such Holder with a sufficient number of copies of the same.

         (b) Indemnification by Holders. In connection with each Registration Statement, each Holder will furnish to the Company such information and affidavits as the Company requests for use in connection with any Registration Statement or Prospectus (or amendment or supplement to either) and agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors, officers and employees and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, costs, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission relates to the Holders and is contained in any information or affidavit so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement, Prospectus or preliminary Prospectus. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided

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above with respect to information so furnished in writing by such Persons specifically for inclusion in any preliminary Prospectus, Prospectus or Registration Statement, if requested.

         (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the "Indemnified Party") will (i) give prompt written notice to the indemnifying party (the "Indemnifying Party") of any claim with respect to which it intends to seek indemnification or contribution hereunder and (ii) permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party; provided, however, that the failure to provide such written notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that such Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure or any resulting delays; provided, further, however, that any Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (A) the Indemnifying Party has agreed to pay such fees or expenses, or
(B) the Indemnifying Party fails to assume the defense of such claim and employs counsel reasonably satisfactory to the Indemnified Party or (C) in the reasonable judgment of the Indemnified Party, based upon advice of its counsel, an actual or potential conflict of interest exists between the Indemnified Party and the Indemnifying Party with respect to such claims (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that the Indemnified Party elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of the Indemnified Party). The Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No Indemnifying Party or Indemnified Party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties with respect to such claim, unless in the reasonable judgment of any such Indemnified Party a conflict of interest exists between such Indemnified Party and any other of such Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

         (d) Contribution. If for any reason the indemnification provided for in
Section 7(a) or Section 7(b) is unavailable to an Indemnified Party or is insufficient to hold it harmless as contemplated by Section 7(a) or Section 7(b), then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the Indemnifying Party, but also the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations; provided, however, that no Holder shall be required to contribute an amount greater than the dollar amount of the net proceeds received by such Holder with respect to the sale of any Registrable Securities. The parties to this Agreement agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in this Section 7(d). No person guilty of fraudulent misrepresentation (within the

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meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) Additional Indemnification and Contribution. In the event of an Underwritten Offering, the Company and each Holder of Registrable Securities participating in a registration will provide such additional indemnification and contribution as is reasonably required by the underwriters and as is customarily contained in underwriting agreements.

8.       Rule 144.

         The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder or, if the Company is not required to file such reports, it will, upon the request of the Holders of a majority of the Registrable Securities make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act. The Company further covenants that it will take such further action as the Holders of a majority of the Registrable Securities may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar or successor rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

9.       Restrictions on Transfer.

         (a) Restrictive Legend. Each certificate representing Restricted Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (unless otherwise permitted or unless the Registrable Securities evidenced by such certificate shall have been registered under the Securities Act), in addition to any legend required under applicable state securities laws:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO A REGISTRATION RIGHTS AGREEMENT AMONG THE COMPANY AND THE HOLDER OF SUCH SHARES, A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE FROM THE COMPANY.

         Upon request of a Holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such Holder a new certificate free of any transfer legend,

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

if, with such request, the Company receives the opinion referred to in Section 9(b) to the effect that any transfer by such Holder of Registrable Securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws, unless any such transfer legend may be removed pursuant to Rule 144(k), in which case no such opinion shall be required.

         (b) Notice of Proposed Transfers. The Holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 9(b). Any Person (other than another Holder or a Subsidiary or Affiliate of the transferring Holder) to whom any Holder proposes to transfer Registrable Securities must be a bona fide third party with sufficient financial resources to purchase such Registrable Securities, and any such proposed transfer must be on reasonable terms negotiated on an arm's-length basis. Prior to any proposed transfer of any Registrable Securities other than transfers in compliance with Rule 144(k) promulgated under the Securities Act or pursuant to an effective Registration Statement or to a Holder's Subsidiaries or Affiliates under circumstances expressly contemplated herein, the Holder thereof shall give written notice (each, a "Transfer Notice") to the Company of such Holder's intention to effect such transfer. Each Transfer Notice shall describe the manner and circumstances of the proposed transfer in sufficient detail (including the identity of the proposed transferee, the proposed price per share and any other material terms and conditions of the proposed transfer), and shall be accompanied (except in transfers in compliance with Rule 144(k) promulgated under the Securities Act or pursuant to an effective Registration Statement or to a Holder's Subsidiaries or Affiliates) by a written opinion to the Holder and the Company from legal counsel and in form and substance reasonably satisfactory to the Company, to the effect that the proposed transfer of the Registrable Securities may be effected without registration under the Securities Act, whereupon, subject to the Company's rights set forth in Section 10, the Holder of such Registrable Securities shall be entitled to transfer such Registrable Securities in accordance with the terms of the Transfer Notice. Each certificate evidencing Registrable Securities transferred as provided above shall bear the restrictive legend set forth in Section 9(a), except that such certificate shall not bear such restrictive legend if the opinion of counsel referred to above expressly indicates that such legend is not required in order to establish compliance with the Securities Act or if such legend is no longer required pursuant to Rule 144(k).

10.      Purchase Right. Upon receipt of (a) a Piggyback Request pursuant to
Section 3(a) or (b) a Transfer Notice, the Company may, in its sole discretion, elect to purchase all of the subject Registrable Securities by written notice (each, a "Purchase Notice") to the Holder requesting the registration or proposing the transfer of such Registrable Securities within five business days after the date of delivery of the Piggyback Notice or Transfer Notice, as the case may be. The purchase price per share of such Registrable Securities shall be (i) the average closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape for the 5 trading day period preceding the date of the Purchase Notice, in the case of a purchase pursuant to clause
(a) above or (ii) the price per share specified in the Transfer Notice, in the case of a purchase pursuant to clause (b) above. In each case, the closing of any purchase of Registrable Securities pursuant to this Section 10(a) shall be consummated no later than 10 business days after the Company delivers the Purchase Notice, or at such other time as the Company and the applicable Holders may agree, and the aggregate purchase price for any such purchase shall be paid in cash, by wire transfer of immediately available funds, at any such closing.

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

11. Transfer of Rights. The rights granted to Holders pursuant to this Agreement may not be transferred, conveyed or assigned to any Person without the prior written consent of the Company, whether pursuant to or in connection with a transfer of Registrable Securities in accordance with Section 9(b) or otherwise; provided, however, that any Holder may transfer its Registrable Securities to any other Holder or Subsidiary or Affiliate of the transferring Holder in accordance with Section 9(b) and any such transferee Holder or Subsidiary or Affiliate shall be entitled to exercise the rights afforded to Holders hereunder with respect to any such validly transferred Registrable Securities.

12.      Miscellaneous.

         (a) Remedies. Each party to this Agreement, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party to this Agreement agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority of the Registrable Securities.

         (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air or land courier guaranteeing overnight delivery to the following addresses, or such other address as any party may provide the other parties in writing:

              if to a Holder:           c/o Stone & Webster, Incorporated
                                        245 Summer Street
                                        Boston, Massachusetts 02210
                                        Attn: General Counsel
                                        Fax: (617) 589-2201

              with a copy to:           Skadden, Arps, Slate, Meagher & Flom LLP
                                        One Rodney Square
                                        Wilmington, Delaware 19801
                                        Attn: Gregg Galardi, Esq.
                                        Fax: (302) 651-3001

              if to the Company:        The Shaw Group Inc.
                                        8545 United Plaza Boulevard
                                        Baton Rouge, Louisiana 70809
                                        Attn: Gary P. Graphia
                                        Fax: (225) 925-2642

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

              with a copy to:           Fulbright & Jaworski L.L.P.
                                        1301 McKinney, Suite 5100
                                        Houston, Texas 77010
                                        Attn: Charles L. Strauss
                                        Fax: (713) 651-5246

         All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; upon receipt of confirmation of transmission, if telecopied; and on the next business day if timely delivered to an air or land courier guaranteeing overnight delivery.

         (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.

         (e) Counterparts; Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement may be executed by facsimile signature.

         (f) Headings. The headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         (g) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware without giving effect to its conflicts of laws principles.

         (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (i) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous written or oral agreements and understandings with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold and issued pursuant to the Purchase Agreement.

         (j) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other remedy available in law or at equity.

                            [signature page follows]

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

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

         STONE & WEBSTER, INCORPORATED

         By: _______________________________

         Name: _____________________________

         Title: ____________________________



         STONE & WEBSTER GROUP LIMITED

         ___________________________________

         By: _______________________________

         Name: _____________________________

         Title: ____________________________



         THE SHAW GROUP INC.

         By: _______________________________

         Name: _____________________________

         Title: ____________________________

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